Exhibit 10.2
ONCOGENEX PHARMACEUTICALS, INC.
RESTRICTED STOCK PURCHASE AGREEMENT
UNDER THE
2010 PERFORMANCE INCENTIVE PLAN
THIS RESTRICTED STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of                     , 20           by and between          (hereinafter referred to as “Purchaser”), and OncoGenex Pharmaceuticals, Inc., a Delaware corporation (hereinafter referred to as the “Company”), pursuant to the Company’s 2010 Performance Incentive Plan, as amended (the “Plan”). Any capitalized term not defined herein shall have the same meaning ascribed to it in the Plan.
R E C I T A L S:
A. Purchaser is an employee, director, consultant or other Service Provider, and in connection therewith has rendered services for and on behalf of the Company.
B. The Company desires to issue shares of Common Stock to Purchaser for the consideration set forth herein to provide an incentive for Purchaser to remain a Service Provider of the Company and to exert added effort towards its growth and success.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:
1. Issuance of Shares. The Company hereby offers to issue to Purchaser an aggregate of                      (          ) shares of Common Stock of the Company (the “Shares”) on the terms and conditions herein set forth. Unless this offer is earlier revoked in writing by the Company, Purchaser shall have ten (10) days from the date of the delivery of this Agreement to Purchaser to accept the offer of the Company by executing and delivering to the Company two copies of this Agreement, without condition or reservation of any kind whatsoever, together with the consideration to be delivered by Purchaser pursuant to Section 2 below.
2. Consideration. The purchase price for the Shares shall be $           per share, or $           in the aggregate. Any purchase price more than zero shall be paid by the delivery of Purchaser’s check payable to the Company (or payment in such other form of lawful consideration as the Administrator may approve from time to time under the provisions of Section 6.3 of the Plan).
3. Vesting of Shares.
(a) Subject to Section 3(b) below, the Shares acquired hereunder shall vest and become “Vested Shares” as follows:

Upon the date set forth below:	Shares that become Vested Shares:
Shares
Shares
Shares

Shares which have not yet become vested are herein called “Unvested Shares.” No additional Shares shall vest after the date of termination of Purchaser’s Continuous Service.
As used herein, the term “Continuous Service” means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by any successor entity following a Change in Control, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company until Purchaser resigns, is removed from office, or Purchaser’s term of office expires and he or she is not reelected, or (iii) so long as Purchaser is engaged as a consultant or Service Provider to the Company or other corporation referred to in clause (i) above.
(b) Notwithstanding Section 3(a), if Purchaser holds Shares at the time a Change in Control occurs, all Repurchase Rights (as defined below) shall automatically terminate immediately prior to the consummation of such Change in Control, and the Shares subject to those terminated Repurchase Rights shall immediately vest in full. If the Repurchase Rights automatically terminate in accordance with the provisions of this subsection (b), then the Administrator shall cause written notice of the Change in Control transaction to be given to Purchaser not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.
4. Reconveyance Upon Termination of Service.
(a) Repurchase Right. The Company shall have the right (but not the obligation) to repurchase all or any part of the Unvested Shares (the “Repurchase Right”) in the event that the Purchaser’s Continuous Service terminates for any reason. Upon exercise of the Repurchase Right, the Purchaser shall be obligated to sell his or her Unvested Shares to the Company, as provided in this Section 4. If the Purchase Price is zero, then Purchaser shall be obligated to transfer his or her Unvested Shares to the Company without consideration.
(b) Consideration for Repurchase Right. The repurchase price of the Unvested Shares (the “Repurchase Price”) shall be equal to the Purchase Price, if any, of such Unvested Shares.
(c) Procedure for Exercise of Reconveyance Option. For sixty (60) days after the date of termination of Purchaser’s Continuous Service or other event described in this Section 4, the Company may exercise the Repurchase Right by giving Purchaser and/or any other person obligated to sell written notice of the number of Unvested Shares which the Company desires to purchase. The Repurchase Price for the Unvested Shares shall be payable, at the option of the Company, by check or by cancellation of all or a portion of any outstanding indebtedness of Purchaser to the Company, or by any combination thereof.

(d) Notification and Settlement. In the event that the Company has elected to exercise the Repurchase Right as to part or all of the Unvested Shares within the period described above, Purchaser or such other person shall deliver to the Company certificate(s) representing the Unvested Shares to be acquired by the Company within thirty (30) days following the date of the notice from the Company. The Company shall deliver to Purchaser against delivery of the Unvested Shares, checks of the Company payable to Purchaser and/or any other person obligated to transfer the Unvested Shares in the aggregate amount of the Repurchase Price, if any, to be paid as set forth in Section 4(b) above.
(e) Deposit of Unvested Shares. Purchaser shall deposit with the Company certificates representing the Unvested Shares, together with a duly executed stock assignment separate from certificate in blank, which shall be held by the Secretary of the Company. Purchaser shall be entitled to vote and to receive dividends and distributions on all such deposited Unvested Shares.
(f) Termination. The provisions of this Section 4 shall automatically terminate in accordance with Section 3(b) above.
(g) Assignment. The Company may assign its Repurchase Right under this Section 4 without the consent of the Purchaser.
5. Restrictions on Unvested Shares. Unvested Shares may not be sold, transferred, pledged, or otherwise disposed of, except that such Unvested Shares may be transferred to a trust established for the sole benefit of the Purchaser and/or his or her spouse, children or grandchildren. Any Unvested Shares that are transferred as provided herein remain subject to the terms and conditions of this Agreement.
6. Adjustments Upon Changes in Capital Structure. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then Purchaser shall be entitled to new or additional or different shares of stock or securities, in order to preserve, as nearly as practical, but not to increase, the benefits of Purchaser under this Agreement, in accordance with the provisions of Section 4.2 of the Plan. Such new, additional or different shares shall be deemed “Shares” for purposes of this Agreement and subject to all of the terms and conditions hereof.
7. Shares Free and Clear. All Shares purchased by the Company pursuant to this Agreement shall be delivered by Purchaser free and clear of all claims, liens and encumbrances of every nature (except the provisions of this Agreement and any conditions concerning the Shares relating to compliance with applicable federal or state securities laws), and the purchaser thereof shall acquire full and complete title and right to all of such Shares, free and clear of any claims, liens and encumbrances of every nature (again, except for the provisions of this Agreement and such securities laws).

8. Limitation of Company’s Liability for Nonissuance; Unpermitted Transfers.
(a) The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to Purchaser pursuant to this Agreement. The inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company’s counsel to be necessary for the lawful issuance and sale of the Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority or approval shall not have been obtained.
(b) The Company shall not be required to: (i) transfer on its books any Shares of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.
9. Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, (or by such other method as the Administrator may from time to time deem appropriate), and addressed, if to the Company, at its principal place of business, Attention: the Chief Financial Officer, and if to the Purchaser, at his or her most recent address as shown in the employment or stock records of the Company.
10. Binding Obligations. All covenants and agreements herein contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto and their permitted successors and assigns.
11. Captions and Section Headings. Captions and section headings used herein are for convenience only, and are not part of this Agreement and shall not be used in construing it.
12. Interpretation. All Shares are issued pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Purchaser. As used in this Agreement, the term “Administrator” shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.
13. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied.
14. Assignment. Purchaser shall have no right, without the prior written consent of the Company, to (i) sell, assign, mortgage, pledge or otherwise transfer any interest or right created hereby, or (ii) delegate his or her duties or obligations under this Agreement. This Agreement is made solely for the benefit of the parties hereto, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

15. Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.
16. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement and any party hereto may execute this Agreement by signing any such counterpart. This Agreement shall be binding upon Purchaser and the Company at such time as the Agreement, in counterpart or otherwise, is executed by Purchaser and the Company.
17. “Market Stand-Off” Agreement. Purchaser agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Purchaser will not sell or otherwise dispose of any Shares acquired by Purchaser without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify.
18. Tax Elections. Purchaser understands that Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the acquisition of the Shares. Purchaser acknowledges that Purchaser has considered the advisability of all tax elections in connection with the purchase of the Shares, including the making of an election under Section 83(b) under the Internal Revenue Code of 1986, as amended (“Code”); Purchaser further acknowledges that the Company has no responsibility for the making of such Section 83(b) election. In the event Purchaser determines to make a Section 83(b) election, Purchaser agrees to timely provide a copy of the election to the Company as required under the Code.
19. Attorneys’ Fees. If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys’ fees and costs.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:	PURCHASER:

ONCOGENEX PHARMACEUTICALS, INC.

By:

Name:

(Print Name)

Title:

Address:

CONSENT AND RATIFICATION OF SPOUSE
The undersigned, the spouse of                     , a party to the attached Restricted Stock Purchase Agreement (the “Agreement”), dated as of                     , hereby consents to the execution of said Agreement by such party; and ratifies, approves, confirms and adopts said Agreement, and agrees to be bound by each and every term and condition thereof as if the undersigned had been a signatory to said Agreement, with respect to the Shares (as defined in the Agreement) made the subject of said Agreement in which the undersigned has an interest, including any community property interest therein.
I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this Agreement but that I have declined to do so and I hereby expressly waive my right to such independent counsel.

Date:

(Signature)

(Print Name)